AGREEMENT REGARDING

DREYFUS JOINT INSURED BOND

                        AGREEMENT among The Dreyfus Fund Incorporated and certain other investment companies as to which The Dreyfus Corporation or any affiliate (“Dreyfus”) now acts as Investment Adviser, Sub-Investment Adviser and/or Administrator (individually, a “Fund” and, collectively, the “Funds”) and which are registered under the Investment Company Act of 1940, as amended (the “Act”).

WITNESSETH:

                        WHEREAS, the Funds are covered as joint insureds under a Fidelity Bond or Bonds (the “Bond”) which complies with Rule 17g-1 promulgated by the Securities and Exchange Commission under the Act (“Rule 17g-1”); and

                        WHEREAS, the Funds have entered into this Agreement to meet the requirements of paragraph (f) of Rule 17g-1;

NOW THEREFORE IT IS HEREBY AGREED:

                        1.         In the event that recovery is received under the Bond as a result of a loss sustained by two or more of the Funds, each Fund shall receive an equitable and proportionate share of said recovery, but said recovery shall at least equal the amount that each such Fund would have received had the Fund provided and maintained a single insured bond with the minimum coverage required by paragraph (d)(1) of Rule 17g-1.

                        2.         The Funds acknowledge and agree that, upon approval by the Funds’ respective Boards of Directors/Trustees, the amount of the Bond or the carriers issuing the Bond may be changed from time to time, and that any such change shall not affect the rights and obligations of the Funds under this Agreement.                         3.         Each Fund shall be responsible for paying its pro-rata share, based on the ratio of its assets to the assets of all of the Funds, of the premium payable in respect of the Bond.  The Funds acknowledge and agree that any new Fund added to the Bond or as a party to this Agreement will not be responsible for the foregoing amount incurred prior to the first Bond renewal following the addition of such Fund.

                        4.         The Funds agree that any registered investment company for which Dreyfus in the future becomes the Investment Advisor, Sub-Investment Advisor and/or Administrator added as a joint insured under the Bond may become a party to this Agreement upon the execution of a copy of this Agreement by its duly authorized officer and shall thereafter be deemed a “Fund” hereunder.

                        5.         This Agreement shall cease to apply to any Fund in respect of any loss that occurs after such Fund (i) ceases to be an investment company by order of the Securities and Exchange Commission pursuant to Section 8(f) of the Act, or (ii) ceases to be advised, sub-advised and/or administered by Dreyfus, and such Fund shall, at and after such time, cease to be a party to this Agreement for all purposes.

                        6.         This Agreement shall be binding upon and shall inure to the benefit of any successor company of any of the undersigned, or any company into which any of the undersigned may be merged or with which it may be consolidated.

                        7.         As to each Fund that is organized as a trust, this Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund; the obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Board member, officer or shareholder of the Fund individually.

                        IN WITNESS WHEREOF, the Funds have caused this Agreement to be executed by their respective officers, thereunto duly authorized as of the day and year written below.

_/s/Kiesha Astwood                                                                Dated as of January 31, 2011

Kiesha Astwood

Vice President of:

Advantage Funds, Inc.

Dreyfus Emerging Leaders Fund

Dreyfus Midcap Value Fund

Dreyfus Opportunistic Small Cap Fund

(formerly, Dreyfus Small Company Value Fund)

Dreyfus Global Absolute Return Fund

Dreyfus Global Real Return Fund

Dreyfus International Value Fund

Dreyfus Strategic Value Fund

Dreyfus Structured Midcap Fund

Dreyfus Technology Growth Fund

Dreyfus Total Return Advantage Fund

Global Alpha Fund

BNY Mellon Funds Trust

BNY Mellon Balanced Fund

BNY Mellon Bond Fund

BNY Mellon Emerging Markets Fund

BNY Mellon Focused Equity Opportunities Fund

BNY Mellon Income Stock Fund

BNY Mellon Intermediate Bond Fund

BNY Mellon Intermediate U.S. Government Fund

BNY Mellon International Appreciation Fund

BNY Mellon International Fund

BNY Mellon Large Cap Stock Fund

BNY Mellon Large Cap Market Opportunities Fund

BNY Mellon Massachusetts Intermediate Municipal Bond Fund

BNY Mellon Money Market Fund

BNY Mellon Mid Cap Stock Fund

BNY Mellon Municipal Opportunities Fund

BNY Mellon National Intermediate Municipal Bond Fund

BNY Mellon National Municipal Money Market Fund

BNY Mellon National Short-Term Municipal Bond Fund

BNY Mellon New York Intermediate Tax-Exempt Bond Fund

BNY Mellon Pennsylvania Intermediate Municipal Bond Fund

BNY Mellon Short-Term U.S. Government Securities Fund

BNY Mellon Small Cap Stock Fund

BNY Mellon Small/Mid Cap Fund

BNY Mellon Tax-Sensitive Large Cap Multi-Strategy Fund

BNY Mellon U.S. Core Equity 130/30 Fund

CitizensSelect Funds

CitizensSelect Prime Money Market Fund

CitizensSelect Treasury Money Market Fund

Dreyfus Appreciation Fund, Inc.

Dreyfus BASIC Money Market Fund, Inc.

Dreyfus BASIC U.S. Government Money Market Fund

Dreyfus BASIC U.S. Mortgage Securities Fund

Dreyfus Bond Funds, Inc.

Dreyfus Municipal Bond Fund

Dreyfus Cash Management

Dreyfus Cash Management Plus, Inc.

Dreyfus Connecticut Municipal Money Market Fund, Inc.

Dreyfus Dynamic Alternatives Fund, Inc.

The Dreyfus Fund Incorporated

Dreyfus Funds, Inc.

Dreyfus Equity Growth Fund

Dreyfus Mid-Cap Growth Fund

Dreyfus Government Cash Management Funds

Dreyfus Government Cash Management

Dreyfus Government Prime Cash Management

Dreyfus Growth and Income Fund, Inc.

Dreyfus High Yield Strategies Fund (closed-end fund)

Dreyfus Index Funds, Inc.

Dreyfus International Stock Index Fund

Dreyfus S&P 500 Index Fund

Dreyfus Smallcap Stock Index Fund

Dreyfus Institutional Cash Advantage Funds

Dreyfus Institutional Cash Advantage Fund

Dreyfus Institutional Cash Advantage Plus Fund

Dreyfus Institutional Preferred Money Market Funds

Dreyfus Institutional Preferred Money Market Fund

Dreyfus Institutional Preferred Plus Money Market Fund

Dreyfus Institutional Reserves Funds

Dreyfus Institutional Reserves Treasury Prime Fund

Dreyfus Institutional Reserves Treasury Fund

Dreyfus Institutional Reserves Money Fund

Dreyfus Intermediate Municipal Bond Fund, Inc.

Dreyfus International Funds, Inc.

Dreyfus Brazil Equity Fund

Dreyfus Emerging Markets Fund

Dreyfus Investment Grade Funds, Inc.

Dreyfus Inflation Adjusted Securities Fund

Dreyfus Intermediate Term Income Fund

Dreyfus Short Term Income Fund

Dreyfus Investment Funds

Dreyfus/The Boston Company Large Cap Core Fund

Dreyfus/The Boston Company Small Cap Value Fund

Dreyfus/The Boston Company Small Cap Growth Fund

Dreyfus/The Boston Company Small/Mid Cap Growth Fund

Dreyfus/The Boston Company Small Cap Tax-Sensitive Equity Fund

Dreyfus/The Boston Company Emerging Markets Core Equity Fund

Dreyfus/The Boston Company International Core Equity Fund

Dreyfus/Standish Fixed Income Fund

Dreyfus/Standish Global Fixed Income Fund

Dreyfus/Standish International Fixed Income Fund

Dreyfus/Standish Intermediate Tax Exempt Bond Fund

Dreyfus/Newton International Equity Fund

Dreyfus Investment Portfolios

Core Value Portfolio

MidCap Stock Portfolio

Small Cap Stock Index Portfolio

Technology Growth Portfolio

The Dreyfus/Laurel Funds, Inc.

Dreyfus AMT-Free Municipal Reserves

Dreyfus BASIC S&P 500 Stock Index Fund

Dreyfus Bond Market Index Fund

Dreyfus Core Equity Fund

Dreyfus Disciplined Stock Fund

Dreyfus Money Market Reserves

Dreyfus Small Cap Value Fund

Dreyfus Strategic Income Fund

Dreyfus Tax Managed Growth Fund

Dreyfus U.S. Treasury Reserves

The Dreyfus/Laurel Funds Trust

Dreyfus Core Value Fund

Dreyfus Emerging Markets Debt Local Currency Fund

Dreyfus Equity Income Fund

Dreyfus Global Equity Income Fund

Dreyfus International Bond Fund

Dreyfus Institutional Income Advantage Fund

Dreyfus High Yield Fund

The Dreyfus/Laurel Tax-Free Municipal Funds

Dreyfus BASIC California Municipal Money Market Fund

Dreyfus BASIC Massachusetts Municipal Money Market Fund

Dreyfus BASIC New York Municipal Money Market Fund

Dreyfus LifeTime Portfolios, Inc.

Growth & Income Portfolio

Dreyfus Liquid Assets, Inc.

Dreyfus Manager Funds I

Dreyfus Alpha Growth Fund

Dreyfus S&P STARS Fund

Dreyfus S&P STARS Opportunities Fund

Dreyfus Manager Funds II

Dreyfus Balanced Opportunity Fund

Dreyfus Massachusetts Municipal Money Market Fund

Dreyfus Midcap Index Fund, Inc.

Dreyfus Money Market Instruments, Inc.

Government Securities Series

Money Market Series

Dreyfus Municipal Bond Opportunity Fund

Dreyfus Municipal Cash Management Plus

Dreyfus Municipal Funds, Inc.

Dreyfus AMT-Free Municipal Bond Fund

Dreyfus BASIC Municipal Money Market Fund

Dreyfus BASIC New Jersey Municipal Money Market Fund

Dreyfus High Yield Municipal Bond Fund

Dreyfus Municipal Income, Inc. (closed‑end fund)

Dreyfus Municipal Money Market Fund, Inc.

Dreyfus New Jersey Municipal Bond Fund, Inc.

Dreyfus New Jersey Municipal Money Market Fund, Inc.

Dreyfus New York AMT-Free Municipal Money Market Fund

Dreyfus New York AMT-Free Municipal Bond Fund

Dreyfus New York Municipal Cash Management

Dreyfus New York Tax Exempt Bond Fund, Inc.

Dreyfus Opportunity Funds

Dreyfus Global Sustainability Fund

Dreyfus Natural Resources Fund

Dreyfus Pennsylvania Municipal Money Market Fund

Dreyfus Premier California AMT-Free Municipal Bond Fund, Inc.

Dreyfus California AMT-Free Municipal Bond Fund

Dreyfus Premier GNMA Fund, Inc.

Dreyfus GNMA Fund

Dreyfus Premier Investment Funds, Inc.

Dreyfus Diversified Global Fund

Dreyfus Diversified International Fund

Dreyfus Diversified Large Cap Fund

Dreyfus Emerging Asia Fund

Dreyfus Global Real Estate Securities Fund

Dreyfus Greater China Fund

Dreyfus Large Cap Growth Fund

Dreyfus Large Cap Equity Fund

Dreyfus Large Cap Value Fund

Dreyfus Satellite Alpha Fund

Dreyfus Premier Short‑Intermediate Municipal Bond Fund

Dreyfus Short‑Intermediate Municipal Bond Fund

Dreyfus Premier Worldwide Growth Fund, Inc.

Dreyfus Worldwide Growth Fund

Dreyfus Research Growth Opportunity Fund, Inc.

Dreyfus Short‑Intermediate Government Fund

The Dreyfus Socially Responsible Growth Fund, Inc.

Dreyfus State Municipal Bond Funds

Dreyfus Connecticut

Dreyfus Maryland Fund

Dreyfus Massachusetts Fund

Dreyfus Minnesota Fund

Dreyfus Ohio Fund

Dreyfus Pennsylvania

Dreyfus Stock Funds

Dreyfus International Fund

Dreyfus Small Cap Equity Fund

Dreyfus Stock Index Fund, Inc.

Dreyfus Strategic Municipal Bond Fund, Inc.

(closed‑end fund)

Dreyfus Strategic Municipals, Inc.

(closed‑end fund)

Dreyfus Tax Exempt Cash Management Funds

Dreyfus California AMT-Free Municipal Cash Management

Dreyfus New York AMT-Free Municipal Cash Management

Dreyfus Tax Exempt Cash Management

The Dreyfus Third Century Fund, Inc.

Dreyfus Treasury & Agency Cash Management

Dreyfus Treasury Prime Cash Management

Dreyfus 100% U.S. Treasury Money Market Fund

Dreyfus U.S. Treasury Intermediate Term Fund

Dreyfus U.S. Treasury Long Term Fund

Dreyfus Variable Investment Fund

Appreciation Portfolio

Developing Leaders Portfolio

Growth and Income Portfolio

International Equity Portfolio

International Value Portfolio

Money Market Portfolio

Quality Bond Portfolio

Dreyfus Worldwide Dollar Money Market Fund, Inc.

General California Municipal Money Market Fund

General Government Securities Money Market Funds, Inc.

General Government Securities Money Market Fund

General Treasury Prime Money Market Fund

General Money Market Fund, Inc.

General Municipal Money Market Funds, Inc.

General Municipal Money Market Fund

General New York Municipal Money Market Fund

Strategic Funds, Inc.

Dreyfus Active MidCap Fund

(formerly, Dreyfus New Leaders Fund)

Dreyfus Conservative Allocation Fund

Dreyfus Growth Allocation Fund

Dreyfus Moderate Allocation Fund

Dreyfus Select Managers Small Cap Value Fund

Dreyfus Select Managers Small Cap Growth Fund

Dreyfus Select Managers Large Cap Growth Fund

Dreyfus U.S. Equity Fund

Global Stock Fund

International Stock Fund